Exhibit 99.1

News Release

COMMUNITY BANK SYSTEM, INC.
     5790 Widewaters Parkway, DeWitt, New York 13214
 For further information,
please contact:
Scott A. Kingsley, E.V.P. and
Chief Financial Officer
Office: (315) 445-3121
Fax: (315) 445-7347

For Immediate Release

COMMUNITY BANK SYSTEM, INC. EXPANDS BOARD
ADDING TWO NEW INDEPENDENT DIRECTORS

FIVE DIRECTORS ADDED TO COMMUNITY BANK, N.A. BOARD

Syracuse, New York --- November 24, 2008 --- Community Bank System, Inc. (NYSE: CBU) announced that it has appointed James W. Gibson, Jr., CPA and James A. Wilson, CPA, CFE to its board of directors effective January 1, 2009. With the addition of these two independent directors, the Board of Community Bank System will expand to eleven members.

“These accomplished individuals bring more than 75 years of accounting and financial services experience to our Company,” said Paul M. Cantwell, Jr., Chairman of the Board. “Their extensive auditing, consulting and banking industry knowledge will benefit Community Bank System tremendously as we continue to position our Company for long-term, profitable growth.”

Gibson recently served as a Partner in KPMG, LLC, a global network of professional services firms providing audit, tax and advisory services, in New York City.  During his more than 35 year career with KPMG, he was responsible for audit and financial service oversight for the Firm’s world-wide, national and regional banking and financial service clients.  Gibson is a Certified Public Accountant and has memberships with numerous professional organizations, including the American Institute of Certified Public Accountants, the Community Banker's Association of New York State and the Independent Bankers Association of New York.  He earned a bachelor’s degree in accounting from the University of Florida.

Wilson served as a Partner for Parente Randolph, LLC, one of the top 35 accounting and consulting firms in the United States, in its Wilkes-Barre, PA office through April 2008.  He previously served as Director for the School of Accounting for the International Correspondence School in Scranton, PA.  He is a member of the American Institute of Certified Public Accountants, Association of Certified Fraud Examiners, and Pennsylvania Institute of Certified Public Accountants where he chaired the Financial Institution Committee.  He earned a bachelor’s degree and MBA in accounting from The University of Scranton.

Community Bank, N.A., the company’s wholly-owned banking subsidiary, also announced that it has appointed five directors to its board. Mark Bolus, Neil E. Fesette, Edward S. Mucenski, John Parente and John F. Whipple will join the Bank’s Board effective January 1, 2009.

Bolus currently serves as President of Bolus Motor Lines, Inc. and Bolus Freight Systems, Inc, which is located in Scranton, PA; Fesette is President and Chief Executive Officer of Fesette Reality, LLC, which is located in Plattsburgh, NY;  Mucenski is Managing Director for Pinto, Mucenski & Watson, P.C., which is located in Potsdam, NY;  Parente is Chief Executive Officer of CP Media, LLC, which is located in Wilkes-Barre, PA; and Whipple is Chief Executive Officer of Buffamante Whipple Buttafaro, P.C., with locations in Jamestown, Olean and Orchard Park, New York.

Community Bank System is based in DeWitt, NY, with $5.3 billion in assets and 160 customer facilities across Upstate New York, where it operates as Community Bank, N.A., and Northeastern Pennsylvania, where it is known as First Liberty Bank & Trust.  Its’ other subsidiaries include: BPAS, Inc., an employee benefits administration and consulting firm with offices in Upstate New York, Pennsylvania and Houston; the CBNA Insurance Agency, with offices in three Northern New York communities; Community Investment Services, Inc., a broker-dealer delivering financial products throughout the Company's branch network; and Nottingham Advisors, Inc., a wealth management and advisory firm with offices in Buffalo, NY and North Palm Beach, FL.  For more information, visit:  www.communitybankna.com or www.firstlibertybank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The following factors, among others, could cause the actual results of CBU’s operations to differ materially from CBU’s expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements.  CBU does not assume any duty to update forward-looking statements.

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